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                                  PRESS RELEASE
                    FOR RELEASE FEBRUARY 2, 2007 AT 4:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 256-5000
                       Baltimore County Savings Bank, FSB

                               BCSB BANKCORP, INC.
              REPORTS RESULTS FOR QUARTER ENDING DECEMBER 31, 2006

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported a net loss of $233,000 or ($0.04) per basic and diluted share for the three months ending December 31, 2006. This compares to a net loss of $119,000 or ($0.02) per basic and diluted share for the same period in 2005. Earnings for the quarter were impacted by rising short term rates both on borrowings and deposits which were not completely offset by rising rates on loan products which generally have longer terms.

President and Chief Executive Officer Joseph J. Bouffard announced that the Board is adopting a number of strategies to enhance earnings. "Our initial emphasis will be on increasing the Bank's net interest margin by enhancing the Bank's loan production and reviewing the Bank's deposit structure," said Bouffard. The initiatives will also include improving non-interest income by more effectively utilizing the Bank's branch network to generate additional fee income, he added.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates eighteen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                                 December 31,                September 30,
                                                                     2006                         2006
                                                                          (Dollars in Thousands)
ASSETS
Cash, cash equivalents and time deposits                       $          11,620            $         11,837
Investment Securities                                                    138,995                     147,564
Loans and Mortgage Backed Securities                                     570,932                     579,252
Other Assets                                                              46,304                      47,204
                                                               -----------------           -----------------
TOTAL ASSETS                                                   $         767,851            $        785,857
                                                               =================            ================

LIABILITIES
Deposits                                                       $         601,328            $        604,845
Borrowed Money                                                           104,130                     118,473
Junior Subordinated Debentures                                            23,197                      23,197
Other Liabilities                                                          5,545                       5,921
                                                               -----------------           -----------------
TOTAL LIABILITIES                                                        734,200                     752,436
TOTAL STOCKHOLDERS' EQUITY                                                33,651                      33,421
                                                               -----------------           -----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $         767,851            $        785,857
                                                               =================            ================


                      Consolidated Statements of Operations
                                   (Unaudited)


                                                                             Three Months ended December 31,
                                                                              2006                    2005
                                                                                  (Dollars in thousands
                                                                                  except per share data)
 Interest Income                                                            $  10,230              $     9,596
 Interest Expense                                                               7,139                    5,970
                                                                            ----------             ------------
 Net Interest Income                                                            3,091                    3,626
 Provision (Reversal) for Loan Losses                                               0                     (109)
                                                                            ----------             ------------
 Net Interest Income After Provision (Reversal) for Loan Losses                 3,091                    3,735
 Total Non-Interest Income                                                        327                      265
 Total Non-Interest Expenses                                                    3,829                    4,275
                                                                            ----------             ------------
 Loss Before Tax (Benefit)                                                       (411)                    (275)
 Income Tax (Benefit)                                                            (178)                    (156)
                                                                            ----------             ------------
 NET (LOSS)                                                                 $    (233)             $      (119)
                                                                            ----------             ------------

 Basic and Diluted (Loss) Per Share                                         $   (0.04)             $     (0.02)
                                                                            ----------             ------------


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